Exhibit 10.3
2009 EQUITY INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AGREEMENT
THIS OPTION AGREEMENT (this “Agreement”), dated as of May 2, 2013, (the “Date of Grant”), is made by and between National Bank Holdings Corporation, a Delaware corporation (“NBHC”), and [ ] (“Participant”).
WHEREAS, NBHC has adopted the National Bank Holdings Corporation 2009 Equity Incentive Plan (the “Plan”), pursuant to which nonqualified stock options may be granted to purchase shares of NBHC’s common stock, par value $0.01 per share (“Common Stock”); and
WHEREAS, the Compensation Committee of the Board of Directors of NBHC (the “Committee”) has determined that it would be in the best interests of NBHC and its shareholders to grant Participant nonqualified stock options on the terms and subject to the conditions set forth in this Agreement and the Plan.
NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
1.Grant of Option:
a.Grant. NBHC hereby grants to Participant a nonqualified stock option (the “Option” and any portion thereof, the “Options”) to purchase [ ] shares of Common Stock (such shares of Common Stock, the “Shares”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code (the “Code”).
b.Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.
2.Option; Option Price:
a.Option Price. The option price, being the price at which Participant shall be entitled to purchase the Shares upon the exercise of all or any of the Options, shall be $[ ] per Share (the “Option Price”).
b.Payment of the Option Price. The Option may be exercised only by written notice, substantially in the form provided by NBHC, delivered in person or by mail in accordance with Section 11(c) hereof and accompanied by payment of the Option Price. The Option Price shall be payable in cash, or, to the extent permitted by the Committee, by any of the other methods permitted under Section 7(b) of the Plan.

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3.Vesting: Except as may otherwise be provided herein, the Option shall become non forfeitable (any Options that shall have become non-forfeitable pursuant to this Section 3, the “Vested Options”) and shall become exercisable according to the following provisions, subject to Participant’s continued employment with NBHC as of any such date:
a.General Vesting. (i) One-half of the Options (rounded down to the nearest whole share if applicable) shall become Vested Options and shall become exercisable on the third anniversary of the Date of Grant, subject to Participant not having incurred a Termination of Service prior to such date and (ii) the remaining Options shall become Vested Options and shall become exercisable on the fourth anniversary of the Date of Grant, subject to Participant not having incurred a Termination of Service prior to such date.
b.Vesting Upon Retirement. In the event that Participant incurs a Termination of Service upon Retirement (as defined below), the Options shall vest and be exercisable according to the terms of this Agreement as though no Termination of Service had occurred. For the purposes of this Agreement, “Retirement” shall mean Participant’s voluntary resignation when (i) Participant is at least 60 years of age and (ii) participant has been employed by NBHC for no less than 10 years. For the purposes of determining Participant’s eligibility for Retirement under this Agreement, if Participant was employed by a company that NBHC acquired or that merged with NBHC, Participant’s employment with NBHC shall be deemed to have begun on the closing date of the transaction in which NBHC acquired or merged with such company.
c.Vesting Upon Death or Disability. In the event that Participant incurs a Termination of Service due to death or Disability, all Options that have not theretofore become Vested Options shall become Vested Options and be exercisable.
d.Termination of Service. In the event that Participant incurs a Termination of Service for any reason other than Retirement, death or Disability, any Options that have not theretofore become Vested Options shall be forfeited by Participant without consideration.
4.Termination:
a.The Option shall automatically terminate and shall become null and void, be unexercisable and be of no further force and effect upon the earliest of:

(i)	the tenth anniversary of the Date of Grant;

(ii)	the first anniversary of Participant’s Termination of Service in the case of a Termination of Service due to death or Disability;

(iii)	the 90th day following Participant’s Termination of Service in the case of a Termination of Service by NBHC without Cause or a Termination of Service due to Participant’s resignation; and

(iv)	the day of Participant’s Termination of Service in the case of a Termination of Service for Cause.

b.	Notwithstanding the provisions of Section 4(a) to the contrary, in the event of Participant’s Termination of Service for any reason (other than due to a Termination of Service

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for Cause) during the two-year period following a Change in Control, the Option shall remain outstanding and exercisable until the earlier of (i) the tenth anniversary of the Date of Grant and (ii) the fifth anniversary of such Termination of Service.
5.Compliance with Legal Requirements: The grant and exercise of the Option and any other obligations of NBHC under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee, in its sole discretion, may postpone the issuance or delivery of Shares as the Committee may consider appropriate and may require Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations.
6.Transferability: The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against NBHC, its Subsidiaries or Affiliates; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. The Option and any Shares received upon exercise thereof shall be subject to the restrictions set forth in the Plan and this Agreement.
7.Adjustment: In the event of any event described in Section 13 of the Plan occurring after the Date of Grant, the adjustment provisions as provided for under Section 13 of the Plan shall apply to the Option.
8.Change in Control: In the event of a Change in Control of NBHC occurring after the Date of Grant, the provisions set forth in Section 14 of the Plan shall apply to the Option.
9.Tax Withholding: As a condition to exercising the Option, in whole or in part, Participant will pay to NBHC, or, pursuant to Section 12(d) of the Plan, make provisions satisfactory to NBHC for payment of, any federal, state or local tax laws in respect of the exercise or the transfer of the Shares. Participant may elect to have any withholding obligation satisfied by surrendering to NBHC a portion of the Shares that are issued or transferred to Participant upon the exercise of any Options (but only to the extent of the minimum withholding required by law) and the Shares so surrendered by Participant shall be credited against any such withholding obligation at the Fair Market Value of such Shares on the date of such surrender (and the amount equal to the Fair Market Value of such Shares shall be remitted to the appropriate tax authorities).
10.Forfeiture: Participant agrees that, notwithstanding any other provision of any agreement to which he or she is subject with NBHC or NBH Bank, N.A., (collectively, the “Company”), and in addition to and not in contravention of any clawback provision applicable to Participant:

(i)
If the Company is required to prepare an accounting restatement due to material noncompliance of the Company as a result of Participant’s misconduct in connection with any financial reporting requirement under the federal securities laws, Participant shall reimburse the Company for all amounts received under this Agreement from the Company during the 12 month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurs) of the financial document embodying such financial reporting requirement and profits realized from the exercise of Options or the sale of securities of the Company during that 12 month period;

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(ii)
If the Committee shall determine that Participant has engaged in a serious breach of conduct, the Committee may terminate this Agreement, cancel all Options and/or require Participant repay gain realized on the exercise of Options; and

(iii)
If Participant is found guilty of misconduct by any judicial or administrative authority in connection with any (A) formal investigation by the Securities and Exchange Commission or (B) other federal or state regulatory investigation, the Committee may terminate this Agreement, require Participant to forfeit Options and/or may require the repayment of any gain realized on the exercise of any Options without regard to the timing of the determination of misconduct in relation to the timing of the exercise of the Option.

11.Miscellaneous:
a.Confidentiality of this Agreement. Participant agrees to keep confidential the terms of this Agreement, unless and until such terms have been disclosed publicly other than through a breach by Participant of this covenant. This provision does not prohibit Participant from providing this information on a confidential and privileged basis to Participant’s attorneys or accountants for purposes of obtaining legal or tax advice or as otherwise required by law.
b.Waiver and Amendment. The Committee may waive any conditions or rights under, or amend any terms of, this Agreement and the Option granted thereunder; provided that any such waiver or amendment that would impair the rights of any Participant or any holder or beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of Participant. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.
c.Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile, courier service or personal delivery:
if to NBHC to:
National Bank Holdings Corporation
7800 East Orchard Road, Suite 300
Greenwood Village, CO 80111
Facsimile: (617) 303-1809
Attention: Mark W. Yonkman
if to Participant: at the address last on the records of NBHC.
All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if by facsimile.

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d.Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
e.No Rights to Service. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee, consultant or director of NBHC or its Affiliates or shall interfere with or restrict in any way the right of NBHC or its Affiliates, which is hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.
f.Beneficiary. Participant may file with NBHC a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, change or revoke such designation by filing a new designation with NBHC. The last such designation received by NBHC shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by NBHC prior to Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by Participant, the beneficiary shall be deemed to be his spouse or, if Participant is unmarried at the time of death, his estate.
g.Successors. The terms of this Agreement shall be binding upon and inure to the benefit of NBHC, its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.
h.Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations with respect thereto.
i.Bound by the Plan. By signing this Agreement, Participant acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.
j.Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.
k.Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction and shall not constitute a part of this Agreement.
l.Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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12.Definitions and Administration
a.Termination for Cause.
In order to invoke a termination for Cause, NBHC must provide written notice to Participant of the existence of such grounds within 30 days following NBHC’s knowledge of the existence of such grounds, specifying in reasonable detail the grounds constituting Cause, and, with respect to the grounds enumerated in the definition of Cause in the Plan, Participant shall have 30 days following receipt of such written notice during which he may remedy the ground if such ground is reasonably subject to cure.
For purposes of this provision, no act or failure to act, on the part of Participant, shall be considered “willful” unless it is done, or omitted to be done, by Participant in bad faith or without reasonable belief that Participant’s action or omission was in the best interests of NBHC. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the advice of counsel for NBHC shall be conclusively presumed to be done, or omitted to be done, by Participant in good faith and in the best interests of NBHC. The cessation of employment of Participant shall not be deemed to be for Cause unless and until there shall have been delivered to Participant a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to Participant and Participant is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Participant is guilty of the conduct that constitutes Cause and specifying the particulars thereof in detail.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

National Bank Holdings Corporation		National Bank Holdings Corporation

By:	Lisa R. Monteleone	By:	Mark W. Yonkman
Title:	Chief Human Resources Officer	Title:	General Counsel and Secretary

Participant:

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